Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, Sr. Director, Investor Relations - 201-847-6927
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports First Quarter Fiscal 2024 Financial Results

Margin Execution Drives Better Performance in Quarter and Higher Guidance for Fiscal 2024

•Q1 revenue of $4.7 billion increased 2.6% as reported, 1.6% currency-neutral and 2.4% organic
•Q1 GAAP and adjusted diluted EPS from continuing operations of $0.96 and $2.68, respectively
•Company raises full-year adjusted EPS guidance and midpoint of organic revenue growth guidance

FRANKLIN LAKES, NJ (February 1, 2024) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its first quarter of fiscal 2024, which ended December 31, 2023.

“Our Q1 results reflect our team’s strong execution of our BD 2025 strategy, in particular leveraging our broad portfolio of simplification programs to deliver both margin performance and cash flow ahead of our expectations,” said Tom Polen, chairman, CEO and president of BD. “As we build on this momentum, advance our strong innovation pipeline and accelerate the adoption of our BD Excellence operating system, we are well-positioned to achieve our increased fiscal 2024 guidance and create sustained value for all stakeholders.”

Recent Business and ESG Highlights

•BD Medical:
•The Medication Delivery Solutions business unit launched the SiteRite™ 9 Ultrasound System which is designed to aid clinicians with first attempt insertion success when placing peripherally inserted central catheters (PICCs), central venous catheters, IV lines and other vascular access devices.
•BD Life Sciences:
•The Integrated Diagnostics Solutions business unit received FDA 510(k) clearance for the BD MiniDraw™ Capillary Blood Collection System, a device which enables fingertip collection of a high-quality blood sample that is less invasive and more convenient than the traditional collection method.
•Aligned with its recent collaboration with the Kenyan Government to advance access to critical cancer diagnostics for women in Kenya, the company signed the World Economic Forum's Zero Health Gaps Pledge, reinforcing its longstanding commitment to help improve health equity and expand access to care in under-resourced communities around the world.

First Quarter Fiscal 2024 Operating Results

	Three Months Ended December 31,		Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1]
(Millions of dollars, except per share amounts)	2023	2022
Revenues	$4,706	$4,586	2.6%	1.6%	2.4%

Reported Diluted Earnings per Share	$0.96	$1.70	(43.5)%	(28.8)%
Adjusted Diluted Earnings per Share[1]	$2.68	$2.98	(10.1)%	(2.0)%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]
	2023	2022
United States	$2,749	$2,730	0.7%	0.7%

International	$1,957	$1,856	5.5%	2.9%

Total Revenues	$4,706	$4,586	2.6%	1.6%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1]
	2023	2022
BD Medical	$2,230	$2,154	3.5%	2.4%	2.4%

BD Life Sciences	$1,288	$1,302	(1.0)%	(2.5)%	(2.5)%

BD Interventional	$1,188	$1,129	5.2%	4.7%	8.4%

Total Revenues	$4,706	$4,586	2.6%	1.6%	2.4%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by MMS and PS.
•MDS performance reflects continued execution of our Vascular Access Management strategy which drove strong performance in Catheter Solutions. As expected, growth was tempered by market dynamics in China.
•MMS performance reflects strong growth in Dispensing and Infusion with a continued focus on innovation within the BD Pyxis™ portfolio to improve nursing workflows and efficiencies, and strong progress bringing the BD Alaris™ Infusion System back to market. Performance in Pharmacy Automation was impacted by the comparison to the prior year, as expected, and the timing of planned capital installations.
•PS performance reflects leadership in Pre-Fillable Solutions which drove double-digit growth in biologics with BD Hypak™ and innovative products like BD Neopak™. As expected, growth was tempered by customer inventory dynamics, including a slowdown in demand for anticoagulants.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences revenue reflects a decline in IDS that was partially offset by growth in BDB.

•IDS performance reflects the comparison to higher prior-year respiratory testing revenues. Partially offsetting this decline was high single-digit growth in our Microbiology platforms and strong double-digit growth from Molecular IVD assays leveraging the BD COR™ System and BD Max™ System install base.
•BDB performance was driven by strong mid-single digit growth in both Research and Clinical Solutions despite the impact of prior-year comparisons. Performance was led by double-digit growth in Research Instruments enabled by the BD FACSDiscover™ S8 Cell Sorter and BD Rhapsody™ HT Xpress launches, and double-digit growth in Clinical Reagents driven by our growing FACSLyric™ Clinical Cell Analyzer and FACSDuet™ Sample Preparation System install base.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional organic revenue growth was primarily driven by Surgery and UCC.
•Surgery performance reflects continued market adoption of the Phasix™ hernia resorbable scaffold, which drove double-digit growth worldwide in Advanced Repair and Reconstruction, and high-single digit growth in Infection Prevention, driven by strong demand for ChloraPrep™. The unit's performance also reflects the impact from the divestiture of the Surgical Instrumentation platform.
•PI performance reflects global penetration of the Peripheral Vascular Disease portfolio, including the Venovo™ Venous Stent System and the Rotarex™ Atherectomy System. As expected, growth was impacted by the timing of prior-year distributor ordering in the US.
•UCC performance reflects double-digit growth in the PureWick™ franchise for chronic incontinence driven by continued adoption in both acute care and home care settings.

Assumptions and Outlook for Full Year Fiscal 2024

The company provided the following guidance with respect to fiscal 2024.

The company raised the lower end and midpoint of its fiscal 2024 organic revenue growth guidance range, and increased its adjusted diluted earnings per share guidance range.

•The company now expects fiscal year 2024 revenues to be in the range of approximately $20.2 billion to $20.4 billion compared to $20.1 billion to $20.3 billion previously.
•Organic revenue growth is now expected to be 5.5% to 6.25% compared to 5.25% to 6.25% previously.
•Total currency-neutral revenue growth is now expected to be 4.75% to 5.5% compared to 4.5% to 5.5% previously. Total currency-neutral revenue growth continues to reflect a negative impact of approximately 75 basis points from the impact of the Surgical Instrumentation platform divestiture.
•Based on current rates, foreign exchange represents a reduction of approximately 25 basis points to total company revenue growth.
•The company now expects fiscal year 2024 adjusted diluted EPS to be $12.82 to $13.06, compared to $12.70 to $13.00 previously. This reflects an increase of 9 cents at the midpoint including an operational increase of 7 cents driven by strong execution in the first quarter, and a 2-cent improvement related to foreign currency translation.
•Adjusted earnings per share guidance reflects growth of approximately 5% to 7%. This includes a reduction of approximately 360 basis points from foreign exchange based on current rates and continues to include the absorption of an estimated 75 basis point negative impact from the divestiture of the Surgical Instrumentation platform.

BD's outlook for fiscal 2024 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its first fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2024 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue, organic revenue growth and adjusted diluted EPS growth for our 2024 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2024 fiscal year in relation to our underlying 2023 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its first quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, February 1, 2024. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-688-7339 (domestic) and 402-220-1347 (international) through the close of business on Thursday, February 8, 2024. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share and organic revenue growth rates on a currency-neutral basis. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the first quarter of fiscal year 2024, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related costs, certain regulatory costs, certain product remediation costs, certain litigation-related items, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the first quarter over the corresponding prior period on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year period after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior period. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior period.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.

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This press release and accompanying audio webcast on February 1, 2024 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including any impact of disruptions in the global supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the continuation and/or escalation of the evolving situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, sanctions, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity or privacy laws or changes in laws impacting international trade or anti-corruption and bribery), or changes in reporting requirements or enforcement practices with respect to such laws; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; increased labor costs and labor shortages; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyberattacks on our information systems or products; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. In addition, we have made certain assumptions in making these forward-looking statements. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended December 31,
	2023	2022	% Change
REVENUES	$4,706	$4,586	2.6

Cost of products sold	2,679	2,453	9.2
Selling and administrative expense	1,213	1,187	2.1
Research and development expense	290	313	(7.3)
Integration and restructuring expense	75	44	69.4
Other operating expense, net	11	3	215.6
TOTAL OPERATING COSTS AND EXPENSES	4,267	4,001	6.7
OPERATING INCOME	439	585	(24.9)

Interest expense	(111)	(102)	8.6
Interest income	34	6	475.1
Other expense, net	(4)	(8)	47.0
INCOME BEFORE INCOME TAXES	359	481	(25.4)
Income tax provision (benefit)	77	(28)	377.7
NET INCOME	281	509	(44.8)
Preferred stock dividends	—	(23)	(100.0)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$281	$486	(42.2)

Basic Earnings per Share	$0.97	$1.71	(43.3)
Diluted Earnings per Share	$0.96	$1.70	(43.5)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	290,113	283,887
Diluted	291,398	285,340

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	December 31, 2023	September 30, 2023
	(Unaudited)
ASSETS
Cash and equivalents	$1,180	$1,416
Restricted cash	54	65
Short-term investments	2	8
Trade receivables, net	2,267	2,534
Inventories	3,304	3,273
Prepaid expenses and other	1,349	1,380
TOTAL CURRENT ASSETS	8,156	8,676
Property, plant and equipment, net	6,647	6,557
Goodwill and other intangibles, net	35,211	35,469
Other assets	2,259	2,078
TOTAL ASSETS	$52,274	$52,780
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$2,016	$1,141
Other current liabilities	5,524	5,500
Long-term debt	14,094	14,738
Long-term employee benefit obligations	894	1,023
Deferred income taxes and other liabilities	4,414	4,582
Shareholders’ equity	25,332	25,796
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$52,274	$52,780

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Three Months Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$281	$509
Depreciation and amortization	561	567
Change in operating assets and liabilities and other, net	13	(676)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	855	399
INVESTING ACTIVITIES
Capital expenditures	(116)	(208)
Other, net	(116)	(83)
NET CASH USED FOR INVESTING ACTIVITIES	(233)	(291)
FINANCING ACTIVITIES
Change in short-term debt	—	365
Payments of debt	—	(528)
Repurchases of common stock	(500)	—
Dividends paid	(275)	(281)
Other, net	(87)	(89)
NET CASH USED FOR FINANCING ACTIVITIES	(862)	(534)
Net cash used for operating activities of discontinued operations	(14)	—
Effect of exchange rate changes on cash and equivalents and restricted cash	7	11
NET DECREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(247)	(415)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,481	1,159
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$1,234	$744

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended December 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2023	2022	% Change
BD MEDICAL
Medication Delivery Solutions	$639	$620	3.1
Medication Management Solutions	594	564	5.3
Pharmaceutical Systems	127	119	6.9
TOTAL	$1,360	$1,303	4.4

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$444	$508	(12.6)
Biosciences	143	137	4.3
TOTAL	$587	$645	(9.0)

BD INTERVENTIONAL
Surgery	$280	$287	(2.3)
Peripheral Intervention	234	236	(0.7)
Urology and Critical Care	287	259	10.8
TOTAL	$802	$782	2.5

TOTAL UNITED STATES	$2,749	$2,730	0.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$413	$419	$10	(1.6)	(4.0)
Medication Management Solutions	153	142	5	7.3	3.5
Pharmaceutical Systems	304	290	8	4.8	2.0
TOTAL	$870	$852	$24	2.1	(0.7)

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$470	$445	$13	5.6	2.7
Biosciences	232	212	6	9.2	6.6
TOTAL	$701	$657	$19	6.7	3.9

BD INTERVENTIONAL
Surgery	$88	$76	$2	17.1	14.4
Peripheral Intervention	220	197	3	11.4	9.8
Urology and Critical Care	78	74	1	5.0	4.0
TOTAL	$386	$347	$6	11.2	9.6

TOTAL INTERNATIONAL	$1,957	$1,856	$48	5.5	2.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,052	$1,039	$10	1.2	0.2
Medication Management Solutions	747	706	5	5.7	5.0
Pharmaceutical Systems	431	409	8	5.4	3.4
TOTAL	$2,230	$2,154	$24	3.5	2.4

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$913	$952	$13	(4.1)	(5.5)
Biosciences	375	349	6	7.3	5.7
TOTAL	$1,288	$1,302	$19	(1.0)	(2.5)

BD INTERVENTIONAL
Surgery	$369	$363	$2	1.7	1.2
Peripheral Intervention	454	433	3	4.8	4.1
Urology and Critical Care	365	333	1	9.5	9.3
TOTAL	$1,188	$1,129	$6	5.2	4.7

TOTAL REVENUES	$4,706	$4,586	$48	2.6	1.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended December 31,
(Unaudited; Amounts in millions)

				D=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	FXN
TOTAL REVENUES	$4,706	$4,586	$48	1.6
Less: Inorganic revenue adjustment (1)	—	39	—	(100.0)
Organic Revenue	$4,706	$4,547	$48	2.4

BD INTERVENTIONAL REVENUES	$1,188	$1,129	$6	4.7
Less: Inorganic revenue adjustment (1)	—	39	—	(100.0)
BD Interventional Organic Revenue	$1,188	$1,090	$6	8.4

(1)    Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Divestitures include: the sale of the Surgical Instrumentation platform in the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,
	2023	2022	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share	$0.96	$1.70	$(0.74)	$(0.25)	$(0.49)	(43.5)%	(28.8)%
Purchase accounting adjustments ($362 million and $362 million pre-tax, respectively) (1)	1.24	1.27		—
Integration costs ($5 million and $18 million pre-tax, respectively) (2)	0.02	0.06		—
Restructuring costs ($69 million and $26 million pre-tax, respectively) (2)	0.24	0.09		0.01
Separation-related items ($2 million and $6 million pre-tax, respectively) (3)	0.01	0.02		—
European regulatory initiative-related costs ($23 million and $33 million pre-tax, respectively) (4)	0.08	0.11		—
Product, litigation, and other items ($14 million and $4 million pre-tax, respectively)(5)	0.05	0.01		—
Income tax provision (benefit) of special items ($24 million and ($86) million, respectively)	0.08	(0.30)		—
Adjusted Diluted Earnings per Share	$2.68	$2.98	$(0.30)	$(0.24)	$(0.06)	(10.1)%	(2.0)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain litigation-related items, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2024 OUTLOOK RECONCILIATION

	Full Year FY2023	Full Year FY2024 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues	$19,372

FY2024 Revenue Growth		+4.75% to 5.5%
FY2024 Inorganic Impact to Revenue Growth		(~75) basis points
FY2024 Organic Revenue Growth		+5.5% to +6.25%

Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~25) basis points
Total FY 2024 Revenues			$20.2 to $20.4 billion

Note - Inorganic Impact to Revenue Growth reflects the revenue decline attributable to divestitures for the first 12 months post-divestiture.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2024 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2024 Outlook
	Full Year FY2023 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.10
Purchase accounting adjustments ($1.434 billion pre-tax) (1)	4.97
Integration costs ($67 million pre-tax) (2)	0.23
Restructuring costs ($239 million pre-tax) (2)	0.83
Separation-related items ($14 million pre-tax) (3)	0.05
European regulatory initiative-related costs ($139 million pre-tax) (4)	0.48
Product, litigation, and other items ($554 million pre-tax) (5)	1.92
Income tax benefit of special items ($(399) million)	(1.38)
Adjusted Diluted Earnings per Share	$12.21	$12.82 to $13.06
Adjusted Diluted Earnings per Share Percentage Change		~+5.0% to +7.0%
Illustrative Foreign Currency (FX) Impact, based on FX spot rates		(~360) basis points

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2023 includes a charge of $653 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $57 million related to pension settlement costs to Other expense, net. The amount in 2023 also includes a gain of $268 million related to the sale of our Surgical Instrumentation platform recorded to Other operating (income) expense, net.